This Agreement is made on the 10th day of July 2003

BETWEEN:

(1) Total Horizon Inc. of 8631 Terrance Drive, El Cerrito, California, CA 04530 ("Total Horizon"); and

(2)   Interpaytech   Limited  of  70  JF   Kennedy,   CY1641   Nicosia,   Cyprus
("INTERPAYTECH")

BACKGROUND:

A. Total Horizon has been licensed by Pay2 Limited to provide services to process and collect payments through the Total Horizon/Pay2 Stored Value Card Payment System,

B. INTERPAYTECH intends to market this system to its customers subject to the terms and conditions set out below.

IT IS AGREED:

1. Definitions

     1.1 "Confidential Information" shall include all business, financial and operational in formation of a secret and proprietary nature relating to the Services and each party's wider activities, including the Project Materials, which may or may have been disclosed by a party to the other party, subject to the provisions of Clause 9.3

     1.2  "Employees"  means  permanent.   temporary,   full-time  or  part-time
          employees of INTERPAYTECH and includes individuals who are independent contractors engaged by INTERPAYTECH.

     1.3 "Intellectual Property Rights" means all rights in inventions, patents, trade marks, service marks, trade names, rights in designs, copyrights, (including rights in computer software) rights in. know-how, moral rights, rights in confidential information, rights in databases, compilation rights and topography rights and all rights or forms of protection of a similar nature or by having equivalent or similar effect to any of these which may subsist anywhere in the world (whether or not any of these is registered and including application for registration of any such thing).

     1.4 "Introduction" arm a "with purpose" meeting arranged by INTERPAYTECH to facilitate the services specified in Schedule 1. For the avoidance of doubt a casual social introduction without an arranged meeting does not constitute a valid introduction.

     1.5 "Project Materials" means any information (including text, numerics and still moving images) or other materials created by INTERPAYTECH in the course of, or for the purpose of. performing the Services specifically in relation to Total Hori

     1.6  "Services" means the services* specified in Schedule 1.

     1.7 "Stored Value Payment System" The Pay2 Payment System which facilitates the storing of money in and electronic wallet which is physically represented by a prepay debit card and which will enable the Customer to purchase good and services from Third Party Merchants, as well as allowing transfer of stored value to other Card Holders;

     1.8 "Term" means the period of time specified in Clause 4 of this Agreement.


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2. INTERPAYTECH'S Obligations

     2.1 INTERPAYTECH will supply the Services to Total Horizon in accordance with the terms and conditions of this Agreement.

     2.2 INTERPAYTECH is entering into this Agreement as an independent contractor Nothing in this Agreement shall be construed as creating a relationship of master and servant, principal and agent, or any partnership or joint venture between Total Horizon and INTERPAYTECH.

     2.3 INTERPAYTECH shall not have, nor represent that it has, any authority to enter into contracts for or on behalf of Total Horizon, and may only refer to itself as "a Total Horizon affiliate" in a form and manner first approved in writing by Total Horizon in connection with the performance of the Services under this Agreement. INTERPAYTECH shall not use or display the Total Horizon logos or trademarks, or otherwise indicate any connection with Total Horizon except in accordance with the provisions of this Agreement.

     2.4 Each party shall at all times act in good faith and not do anything to undermine the goodwill of the other party.

     2.5 All Employees shall at all times remain the employees of, or independent contractors engaged by, INTERPAYTECH and not employees of Total Horizon and INTERPAYTECH shall be solely responsible for all matters relating to the employment or engagement of the Employees, including but without limitation all remuneration and all national insurance and other contributions, required by law to be paid by an employer in respect of such persons

     2.6 It is a condition of this Agreement that INTERPAYTECH shall pay any income tax or contributions required by any governmental authority, including any medical, medicare or national insurance contributions payable in respect of INTERPAYTECH'S income or the arrangement under this Agreement and INTERPAYTECH will indemnify Total Horizon against all claims, demands, actions, losses, damages and expenses (including reasonable legal fees and expenses) which may be made against Total Horizon in respect of such tax of other levies.

     2.7 INTERPAYTECH shall ensure that the Employees we legally entitled to perform the Service in such country as they may be required to perform the Services under this Agreement, and INTERPAYTECH shall indemnify Total Horizon against any claims, demands, action, losses, damages and expenses (including reasonable legal fees and expenses) which may arise out of or in connection with any claim that any Employee is not so entitled.

3. The Fees

     3.1 In consideration of the performance of the Services by INTERPAYTECH, Total Horizon agrees to pay INTERPAYTECH'S fees as specified in
          Schedule 2 ("the Charges").

     3.2 Payment of fees and commissions by Total Horizon to INTERPAYTECH for business generated for and on behalf of Total Horizon shall survive termination of this Agreement. Specifically, the termination of this Agreement shall not affect the payment of commissions and fees due to INTERPAYTECH with respect to business generated by INTERPAYTECH for and on behalf of Total Horizon as long as Total Horizon are processing transactions for entities of clients generated on behalf of Total Horizon by INTERPAYTECH.

     3.3  The Charges shall be exclusive of Value Added Tax (if any).

4. Term

This Agreement shall commence from the date of last signature of this Agreement and continue thereafter for a period of three (3) years, subject to termination by either party in accordance with Clause 7. After the expiration of the original three (3) year term of this Agreement, the Agreement will automatically renew and shall continue until terminated by ether party with thirty (30) days prior written notice.

5. Intellectual Property Rights

     5.1 All intellectual Property Rights in the Project Materials shall vest exclusively in Total Horizon.

     5.2 Total Horizon warrants that information supplied to INTERPAYTECH specifically for the preparation of the Project Materials will be true and correct at the time and will not, either in whole or in part, infringe the Intellectual Property Rights of a third party.

     5.3 INTERPAYTECH agrees to indemnify Total Horizon against any loss, damage, cost or expense (including reasonable solicitors' fees and expenses) Total Horizon my suffer or incur arising out of any claim by any third party that the Project Materials subsequently prepared by INTERPAYTECH, either in whole or in part, infringe the Intellectual Property Rights of a third party.


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6. Restrictive Covenant

Total Horizon hereby covenants that:

          (a) it will not enter into an agreement to provide a Stored Value Payment System other than through INTERPAYTECH with any of the merchants listed on the Restrictive list as supplied by INTERPAYTECH to Total Horizon in written form from time to time and agreed by Total Horizon as specific clients of INTERPAYTECH.

          (b) it will not enter into an agreement to provide a Stored Value Payment System other than through INTERPAYTECH to any merchant which has been introduced to Total Horizon as specific clients of INTERPAYTECH.

          (c) Total Horizon will use its best endeavors to ensure its employees keen the identity of INTERPAYTECH'S customers confidential and do not use any information disclosed other than for the purposes for which the disclosure is made.

          (d) Total Horizon will not approach any Person employed or engaged by in relation to INTERPAYTECH the Services without the -consent of INTERPAYTECH.

7. Termination

     7.1 Either party may terminate the Agreement by written notice if the other is in breach of any of its material obligations under this Agreement and fails to remedy such breach within 30 days of a written notice to do so.

     7.2 Either party may terminate this Agreement immediately and without notice if.

          a)   The other enters into a composition with its creditors,

          b)   an order is made for the winding up of the other,

          c) an effective resolution is passed for the winding up of the other (other than for the purposes of amalgamation or reconstruction on terms approved by the first party (such approval not to be unreasonably withheld); or

          d) the other has a received, manager, administrative receiver or administrative appointed in respect of it.


     7.3 Upon termination of this Agreement for whatever reason each party shall return to the other party all the other party's Confidential Information in its possession, custody or control.

8. Limitation of Liability

     8.1 Subject to Clause 8.3, Total Horizon shall only be liable under this Agreement for loss or damage arising directly out of

          a) any breach of its obligations under this Agreement; or b) its own negligence or willful misconduct.

     8.2 Subject to Clause 8.3. and except in relation to the indemnities contained in Clauses 2.6, 2.8 and 5.2, and any breach of Clause 9, INTERPAYTECH shall only be liable under this Agreement for loss or damage arising directly out of:

          (a)  any breach of its obligations under this Agreement; or

          (b)  its own negligence or willful misconduct.

     8.3 Nothing in this clause 9 shall be constructed to exclude the liability of either party for death or personal injury caused by its negligence.


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     8.4  Neither  party  shall be liable to the other or to any third party for any indirect, special or consequential loss or damage arising out of or in connection with this Agreement.

9.       Confidentiality

     9.1 No public announcement, press release, communication or circular concerning this Agreement will be made or sent by INTERPAYTECH or by Total Horizon without the prior written consent of the other party, which "I not be unreasonably withheld.

     9.2 Each party acknowledges that Confidential Information may be disclosed to it or otherwise come to its attention. For the avoidance of doubt, Confidential information is disclosed to, or otherwise comes to the attention of a party if it is disclosed to such a party by the other party. The parties agree and undertake that they will hold any Confidential Information in complete confidence and will not disclose it in whole or in part at any time to any third party, nor use
          Confidential Information for any purpose other than, the performance of their obligations under this Agreement.

     9.3  Confidential Information shall not include information which

          (a) at or prior to the time of disclosure by a party was known to the other party as evidenced in writing, except to the extent that such information was unlawfully appropriated;

          (b) at or after the time of disclosure by a party becomes generally available to the public other than through any act or omission on the part of the other party;

          (c)  is received by  INTERPAYTECH  or Total Horizon from a third party
               free  to  make  such  disclosure   without  breaching  any  legal
               obligation;

          (d) is required to be disclosed by law, court order or request by any government or regulatory authority.

10.      General

     10.1 This Agreement, which includes the Schedules, constitutes the entire agreement of the parties in relation to its subject matter and supersedes and cancels any previous understandings. Commitments, arrangements or representations whatsoever whether oral or written, express or implied in relation to that subject matter. This Agreement shall not be varied unless in writing signed by a duly authorized representative of each party.

     10.2 If any pad of this Agreement that is not fundamental. is found to be illegal or unenforceable, such finding will not affect the validity or enforceability of the remainder of this Agreement.

     10.3 Neither party will be held liable for any loss or failure to perform its obligations under this agreement due to circumstances beyond its reasonable control.,

     10.4 Any waiver by either party of a breach of any provision of this agreement shall not be considered to be a waiver of any subsequent breach of the same or any other provision thereof.

     10.5 Any notices given by either party hereunder shall be given in writing by the recipient at its address set out above (or such address as such party may notify the other for the purposes hereof). Any such notice shall be deemed to be delivered, if sent by first class post, forty eight hours after posting; and, if sent by facsimile, at the time of transmission, confirmed by a transmission report from the sender's facsimile machine.


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     10.6 This Agreement  shall be governed by and construed in accordance  with the laws of England, and both patties submit to the non-exclusive jurisdiction of the English Courts.

     10.7 The rights, duties and obligations of the Parties under this Agreement may not be subcontracted, delegated, assigned or otherwise transferred in whole or part, without prior written consent of the other party

     10.8 Total, Horizon will enter into a separate agreement with each Introduced party, which will define the obligations of the parties to provide Services at a satisfactory level.

     10.9 This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. For purposes of this
          Agreement, the delivery of a counterpart signature by telephonic facsimile transmission will be deemed the equivalent of the delivery of an original counterpart signature.

IN WITNESS OF WHICH THIS  Agreement  has been duly executed by the parties.

Signed for and on behalf of

Interpaytech Limited

Signed______________________________

Position______________________________

Dated_________________________________

Signed for and on behalf of

Total Horizon Inc. _________________________

Signed______________________________________

Position____________________________________

Dated ______________________________________

SCHEDULE I

                                  THE SERVICES

To introduce merchants to Total Horizon Inc for the purpose of exploring the potential for those merchants to enter into formal written agreements to adopt the Total Horizon/Pay2 payment system and related products.

SCHEDULE 2

                                   THE CHARGES

Total Horizon will pay INTERPAYTECH 35% of the Net Revenue from all card transactions and sales generated by each customer bought to Total Horizon as part of an integrated solution including payment.

Net Revenue will be gross revenue from the direct card transactions and sales received by Total Horizon in respect to specific merchants and customers brought to Total Horizon by INTERPAYTECH minus Bank and Network charges and a charge for the system, which will include any royalties payable. All deductible charges will be defined either absolutely or, if variable, by a formulae with known parameters and confirmed under payment agreement for each customer.

Total Horizon will also pay INTERPAYTECH a monthly fee of US $75,000 on the first day of each calendar mouth with effect from 1st October 2003.